                                 EXHIBIT 10.28

Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions marked by [**] have been separately filed with the Commission.


                          SALES AGREEMENT AND LICENSE


     This SALES AGREEMENT AND LICENSE ("Agreement") is made and entered into
this  28th  day of   September  , 1995, by and between MAINSTREAM DATA, INC., a
     ------        -------------
Delaware corporation ("Mainstream"), and MUZAK LIMITED PARTNERSHIP, a Delaware limited partnership ("Muzak").

     Mainstream is in the business of manufacturing and servicing audio, data and telecommunications equipment suitable for commercial use. Muzak wishes to purchase certain items of equipment produced by Mainstream, and Mainstream wishes to sell such items to Muzak, on the terms and conditions set forth herein.

     The parties therefore agree as follows:

     1.   Equipment.
          ---------

          1.1 Subject to the terms and conditions set forth in this agreement, Mainstream hereby agrees to sell to Muzak and Muzak hereby agrees to purchase from Mainstream over a 3-year period 5,000 KU-band Digital SCPC satellite receivers (the "Receivers").

               a. The MH77 and ME77 Receivers are an addressable KU-band Digital SCPC Satellite Receiver in a self-contained receiver chassis capable of receiving four (4) audio channels at approximately 10 kHz, one (1) data channel at a minimum of 9.6 Kbps and a single command and control channel.

               b. The MH77-2 and ME77-2 receivers are an addressable KU-band Digital SCPC Satellite receiver in a self contained chassis which receives and simultaneously outputs two (2) audio channels at approximately 10 kHz, one (1) DATA channel at a minimum of 9.6 Kbps and a single command and control channel.

               c. The MH77-4 and ME77-4 receivers are an addressable KU-band Digital SCPC Satellite receiver in a self contained chassis which receives and simultaneously outputs four (4) audio channels at approximately 10 kHz, one (1) DATA channel at a minimum of 9.6 Kbps and a single command and control channel.

               d.   The receivers provided will be private labeled for Muzak.

     2.   License.  In conjunction with its sale of the Equipment to Muzak,
          -------
Mainstream hereby grants to Muzak a non-exclusive license to use in perpetuity, in association with the Equipment, the computer software which is described in Exhibit A attached hereto and incorporated herein by reference, as such software
- ---------
now exists and is hereafter revised, modified, and updated by Mainstream within ten (10) years after the date of this Agreement (the "Software"). Mainstream shall make available to Muzak all revisions, modifications, and updates of the Software promptly after they are developed. Subject to Section 8.2, such license shall be under the following conditions:

          2.1 Muzak is allowed the use of the Software to control, operate, and otherwise utilize the full capability of Mainstream produced equipment via a satellite distributed data stream (and various related other equipment present at the uplink).

          2.2 Muzak agrees to not create any derivations of the Software or to modify its content in any form unless authorized by Mainstream which authorization will not be unreasonably withheld. Muzak is allowed to fully utilize the Software (and its associated documentation) for use in Muzak's operational system.

          2.3 Mukaz acknowledges that the Software contains trade secrets of Mainstream and agrees to take all necessary steps to protect the Software, as mentioned above.

          2.4 New software requirements or developments requested by Muzak which are out of the scope of the ongoing software maintenance provided for in this Section 2 shall be the subject of a separate negotiation between the parties.

The information below marked by [**] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.


          2.5 In the event that Mainstream defaults under any term or provision of this Agreement, Mainstream, upon written demand from Muzak, shall deliver to Muzak, without cost of any kind to Muzak, any downlink software Mainstream has produced for downlink control and Mainstream, without any further action on its part, shall be deemed to have assigned to Muzak all of Mainstream's rights for, or relating to, third party produced control software.

          2.6 Mainstream shall take all steps necessary to assure that downlink control software shall be available to Muzak, without cost of any kind to Muzak, in the event that any third party provider of such software cannot continue to meet its obligations to Mainstream. Such steps shall include escrow storage of source codes and all related materials and documentation necessary to produce the current release of all such control software at any time.

     3.   Prices and Payment.
          ------------------

          3.1  The prices of the Equipment shall be as follows:

                                              Model         Price Per Unit
                                              -----         --------------
a. Digital SCPC Audio Receiver                MH77               [**]
b. Digital SCPC Audio Receiver (2 Port)       MH77-2             [**]
c. Digital SCPC Audio Receiver (4 Port)       MH77-4             [**]
d. Digital SCPC Audio Receiver                ME77               [**]
e. Digital SCPC Audio Receiver (2 Port)       ME77-2             [**]
f. Digital SCPC Audio Receiver (4 Port)       ME77-4             [**]
g. BPSK Modulator                                                [**]
h. APT-X Audio/Data Encoder                                      [**]
i. Audio NMS System                                              [**]

* This fee is waived unless Muzak does not purchase a combined number of receivers totaling 3,000 in quantity over the contract period.

          3.2  Payment for the Equipment shall be made as follows:

               a. The price of all items of Equipment ordered by Muzak hereunder, shall be invoiced to Muzak of the date(s) such items of Equipment are shipped to Muzak. Payment under such invoices shall be due to Mainstream thirty
(30) days after the invoice date.

               b. In addition to the purchase price, Muzak shall pay to Mainstream any sales taxes directly attributable to its purchases of Equipment under this Agreement.

     4.   Specifications; Product Warranties.
          -----------------------------------

          4.1 Mainstream warrants that the Equipment and the Software will meet and perform according to the specifications set forth in Exhibits A and B
                                                         ----------------
attached hereto and incorporated herein by reference and will be delivered to Muzak free of any latent or patent defects, whether hazardous or not.

          4.2 Mainstream acknowledges and agrees that Muzak and its affiliates and customers intend to use the Equipment and the Software for the delivery and reception of high-quality, satellite-delivered audio and data communications on a continuous 24-hour-per-day, 365-days-per-year basis and that Muzak is relying on Mainstream's expertise in designing and manufacturing products for that intended use. Mainstream expressly warrants that the Equipment and the Software shall be fit for Muzak's purposes as stated herein.

          4.3 Mainstream further warrants that it has the right to license the Software and sell the Equipment to Muzak and that neither the Equipment nor the

Software infringes (or will at any time infringe) any patent, copyright, trade secret, or other proprietary interest or right of any person or entity.

          4.4 The warranties set forth in this Agreement are in addition to and not in lieu of any other warranties, express or implied, provided to Muzak under law.

     5.   Orders; Shipments.
          -----------------

          5.1 The parties anticipate that, following the Initial Order, Muzak will order a minimum of 1,500 Receivers per year (up to the total number of Receivers ordered hereunder). The parties also anticipate that each order for Receivers will contain a release for at least 500 units. All orders shall be made in writing and shall be delivered to Mainstream at its address set forth in
Section 12.7 below. Notwithstanding the foregoing, Muzak shall not be obligated at any time to order or pay for any amount of Equipment from Mainstream in the event that (i) prior orders of Equipment or Software have not conformed to the specifications set forth in this Agreement or have included Equipment that is substantially defective or otherwise of a lesser quality than represented to Muzak by Mainstream and Mainstream has failed properly to repair defective or damaged Equipment under Article 7 or resolve any software deficiency within a mutually agreeable time; (ii) Muzak, for any reason, cancels its direct-broadcast-satellite program; (iii) there is, for any reason, a reduction in Muzak's projected needs for the Equipment; or (iv) without derogating from any other right of Muzak in such event, Mainstream is in material breach of this Agreement.

          5.2 Mainstream shall ship the Initial Order according to a forecast schedule set forth in Exhibit C attached hereto and incorporated herein by reference. All Equipment that is the subject of subsequent orders placed by Muzak shall be shipped in accordance with a shipment schedule included in such order. All shipments of Equipment shall be FOB Salt Lake City and shall be sent to such locations and by means of such carriers as are designated by Muzak in the Order. Unless Muzak requests that Mainstream obtain shipment-period insurance on behalf of Muzak, Muzak shall obtain its own insurance to cover damage caused by or during shipping. Damage resulting from shipping or otherwise occurring during the shipping period shall be reported to Mainstream within 30 days of receipt of the damaged item, and such damage shall be repaired by Mainstream in the manner set forth in Article 7 below; provided, however, that notwithstanding anything to the contrary in
Article 7, if such shipment-period damage was directly or indirectly caused by Mainstream, the costs of repair of such damage and other costs incurred by Muzak as a result of the such damage (which is limited to replacement equipment and related shipping costs) shall be borne by Mainstream. If so requested by Muzak, Mainstream shall file and administer on behalf of Muzak any claims against carriers or insurers relating to shipment-period damage.

          5.3 The prices set forth and referred to in Article 3 above are inclusive of order, processing, packaging and handling costs.

     6.   Testing.  Each item of Equipment shall be fully bench-tested by
          -------
Mainstream prior to its shipment.

     7.   Repair Services.
          ---------------

          7.1 Muzak (or its affiliate or customer) shall return any defective item of Equipment to Mainstream at its address set forth in Section 12.7 below, and Mainstream shall complete the repair or replacement of such defective item within ten (10) business days after its receipt of such item. Mainstream shall guarantee all such repairs for a period of three months from the date of repair. The costs of sending a defective item to Mainstream for repair shall be borne by Muzak (or its affiliate or customer, as determined by Muzak). The costs of returning warranty repaired items of Equipment (including any insurance costs) shall be borne by Mainstream.

          7.2 Except as provided in Section 7.1, Mainstream shall bear all costs associated with the repair or replacement of any item of Equipment found to be defective within twelve (12) months of the date such item was first installed and put into service by Muzak (or its affiliate or customer). All other repairs of defective Equipment shall be subject to Mainstream's usual and customary repair charges.

     8.   Technical Assistance.
          ---------------------

          8.1 Mainstream shall deliver to Muzak within ninety (90) days after the date of this Agreement schematic diagrams, block diagrams, and system descriptions of the Receivers and each other item of Equipment referred to in this Agreement, as well as an Operations Software Manual that explains the proper operations and use of the Software in conjunction with the Equipment as required for maintenance, repair and operation. In addition, Mainstream shall provide with each Receiver that it ships an Installation and Operations Manual (the "Manual") that describes and explains the proper installation and usage of such Receiver. Mainstream shall include in the manual such information about the Receivers as Muzak reasonably requests but shall retain exclusive responsibility for the contents of the Manual. Mainstream affirms and agrees that with the exception of schematic none of the information contained in the documents referred to in this Section 8.1 shall be deemed by it to be proprietary in nature. All such documents shall be revised by Mainstream from time to time as necessary to maintain their accuracy and usefulness to Muzak and its affiliates and customers.

          8.2 Without derogating from any other right of Muzak in such event, if Mainstream is unable to complete production of the equipment ordered by Muzak hereunder without a reasonable and acceptable remedy and/or cure to Muzak, and Muzak is not then in breach of this Agreement, Mainstream shall, upon demand, license Muzak (or such other person or entity as Muzak selects for such purpose) to complete such production and immediately make available to Muzak such drawings, specifications, software, object/source codes and such other assistance as will permit Muzak (or such other person or entity as Muzak selects for such purposes) promptly to complete such production.

     9.   Term.
          ----

          9.1 This Agreement shall commence on the date hereof and, unless sooner terminated as set forth in Sections 9.2 and 9.3, shall remain in effect for three (3) years from the date hereof, provided, however, that Articles 2, 4, 7, 10, 11, and 12 shall survive said termination for a period of five (5) years.

          9.2 In the event that Mainstream is in material breach of this Agreement and has not commenced to cure such breach within thirty (30) days after its receipt of a notice of such breach from Muzak, Muzak may terminate this Agreement without penalty as provided for in Section 5.1 by giving 90 days prior written notice thereof to Mainstream provided, however, that if (i) Muzak terminates this Agreement after having placed an order for Equipment that has not been shipped and (ii) Mainstream is not then in breach of this Agreement, Muzak shall reimburse Mainstream for Mainstream's actual costs of parts and components ordered, purchased, or manufactured for use in such Equipment to the extent that such parts and components cannot otherwise be employed by Mainstream. Mainstream shall not order, purchase, or manufacture any such parts or components following its receipt of Muzak's 90-day notice of early termination of this Agreement.

          9.3 In the event that Muzak is in material breach of this Agreement and has not commenced to cure such breach within thirty (30) days after its receipt of a notice of such breach from Mainstream, Mainstream may terminate this Agreement upon written notice to Muzak.

The information below marked by [**] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.


     10.  Indemnification; Damages.  Mainstream shall indemnify Muzak and hold
          -------------------------
it harmless from and against any and all losses, damages, costs and expenses, including attorneys' fees and court costs, incurred by reason of a breach of any of the representations, warranties, covenants, and agreements made by Mainstream in this Agreement or under law or in any other instrument or document related to this Agreement. Muzak shall promptly notify Mainstream of any third-party claim threatened in writing which may give rise to Muzak's right of indemnification hereunder. Damages payable to Muzak as a result of any such breach may include incidental and special damages. Notwithstanding any other provision of this Agreement to the contrary, Mainstream shall not be liable in any event for any consequential damages of any kind arising out of or related to any defects in the Equipment or Software or any use thereof by Muzak.


     11. [**]. In the event that Mainstream [**] of Equipment and accompanying Software that are the subject of the Agreement [**], Mainstream shall immediately offer [**] to Muzak in lieu of those set forth herein.

     12.  General Provisions.
          ------------------

          12.1 This Agreement may not be assigned or delegated by a party without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Muzak may assign its rights and delegate its duties hereunder to any affiliated person or entity, any successor to its business, and any of its lenders (including for security purposes). In the event of any delegation of a party's duties hereunder, such party shall remain liable hereunder unless and until the other party approves the delegee and the delegee assumes the delegating party's obligations in writing. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

          12.2 This Agreement embodies the entire agreement and understanding of the parties with respect to the subject matter hereof, supersedes all prior oral or written agreements and understandings with respect to such subject matter, and may not be modified except by a written instrument signed by both parties hereto.

          12.3 The captions in this Agreement are for convenience only and do not in any way limit or amplify the provisions hereof.

          12.4 This Agreement may be executed in counterparts, and all of such counterparts together shall constitute one agreement binding on all parties thereto, notwithstanding that all parties are not signatory to the original or same counterpart.

          12.5 If any action or proceeding is brought for the enforcement of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in the action or proceeding, in addition to any other relief to which it or they may be entitled.

          12.6 This Agreement shall be governed by the laws of the State of Washington, including without limitation the Uniform Commercial Code codified as Title 62A, Revised Code of Washington.

          12.7 All notices hereunder shall be in writing and deemed delivered when personally delivered or sent by certified mail, postage prepaid, return receipt requested, to a party at its address set forth below (or at such other address as shall hereafter be designated in writing for such purpose by such party):

                (i)  If to Mainstream, at

                     ________________________
                     ________________________
                     ________________________
                     Attention:______________

               (ii)  If to Muzak, at


                     ________________________
                     ________________________
                     ________________________
                     Attention:______________

          12.8 Each party hereto, within thirty (30) days after the date of this Agreement, shall appoint an Administrator who shall be primarily responsible for overseeing the administration of this Agreement on behalf of such party, and shall notify the other party of the name and address of such Administrator.

          12.9 Neither party shall be liable for its failure to perform hereunder as a result of any contingency beyond its reasonable control, including an act of God, sun outage, fire, floor, was, sabotage, and labor strike.

          12.10 The waiver of any term or condition of this Agreement by any party shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or an a waiver of any other term or condition of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MUZAK LIMITED PARTNERSHIP                         MAINSTREAM DATA, INC.


By:  [SIGNATURE ILLEGIBLE]                        By:  [SIGNATURE ILLEGIBLE]
   --------------------------                        --------------------------

Title: Vice President                             Title: President
      -----------------------                           -----------------------

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MUZAK LIMITED PARTNERSHIP                         MAINSTREAM DATA, INC.


By:  [SIGNATURE ILLEGIBLE]                        By:  [SIGNATURE ILLEGIBLE]
   --------------------------                        --------------------------


Title: Vice President                             Title: President
      -----------------------                           -----------------------